Exhibit 23.05

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

     I hereby consent to the reference to me as a prospective director of CareMatrix Corporation where it appears in this Registration Statement, including the Prospectus constituting a part thereof, and any amendments.

                               /s/H. Loy Anderson, Jr.
                                  H. Loy Anderson, Jr.